UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 16, 2008

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.

Costs Associated With Exit or Disposal Activities.

On January 16, 2008 Midwest Air Group, Inc. (the “Company”) announced that as part of a strategic business review, the Company decided to exit the regional flight operations of its Skyway Airlines, Inc. (“Skyway”) subsidiary, part of Midwest Connect.  The determination to exit the Skyway flight operations on the anticipated schedule was made by management of the Company on or about December 3, 2007.  Many of the flights currently provided by Skyway will be flown by SkyWest Inc., as a contract carrier providing service as Midwest Connect.  The Company’s strategic review determined that the current economic environment did not provide the potential to deliver acceptable long-term return on investment.  The Company currently expects to complete this exit plan by April 2008.  The Company will sell or return to lessors 12 Fairchild 328JETs (FRJs) and 4 Beech 1900D turboprop aircraft.  The disposition will impact approximately 380 full- and part-time positions.

The Company anticipates that pre-tax expenses associated with exiting the Skyway flight activities will be approximately $23 to $26 million, which consists of approximately $14 million of aircraft-related fixed asset impairments, approximately $1.6 million of severance and related benefits, and approximately $8 to $10 million of contract termination and facilities-related costs.  The expenses are expected to result in cash expenditures of approximately $6 million to $9 million.  The impairments are not expected to result in cash expenditures.  The Company anticipates that of these pre-tax expenses, approximately $14 million will be recognized in the fiscal 2007 fourth quarter and the balance will be recognized primarily in fiscal 2008, but that certain cash payments associated with contract termination and facilities-related costs will be paid in later periods over various remaining lease terms.

The above estimated costs and charges are preliminary and may vary materially based on various factors, including timing of the exit plan, the resale market for aircraft, and changes in management’s assumptions and projections.

Item 2.06.

Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 8.01.

Other Events.

On January 16, 2008, the Company issued a press release announcing the exit plan described in Item 2.05 of this Form 8-K and related matters.  A copy of the press release is attached as Exhibit 99.1 to this Current Report hereto and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 16, 2008

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements that may state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future.  Words such as “planned,” “projecting,” “expect,” “should,” “anticipate,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements.  Among other forward-looking information, all of the estimated cash and non-cash costs and charges associated with the exit activities described in this Report, as well as the anticipated timing of such activities, constitute forward-looking statements.  These forward-looking statements are based on a series of expectations, assumptions and projections that involve substantial uncertainty and risk.  Actual costs and timing may differ materially from the Company’s estimates.  Therefore, readers are cautioned not to place undue reliance on these forward-looking statements.  Factors that may cause such a difference to occur include, but are not limited to, the risk factors described in “Item 1A. Risk Factors” in the Company’s “Annual Report on Form 10-K” for the year ended December 31, 2006.  Except as required by federal securities law, the Company undertakes no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2008	MIDWEST AIR GROUP, INC.

By: /s/ Curtis E. Sawyer
Curtis E. Sawyer Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 16, 2008